As filed with the Securities and Exchange Commission on March 18, 2022

Registration No. 333-263464

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRAYBUG VISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	452120079
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, Suite 620 Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan

(Full title of the plan)

Frederic Guerard

Chief Executive Officer

Graybug Vision, Inc.

203 Redwood Shores Parkway, Suite 620

Redwood City, CA 94065

(650) 487-2800

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Julia Forbess, Esq.
Fenwick & West LLP
555 California Street, 12th Floor

San Francisco, California 94104
(415) 875-2300

Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this “Registration Statement”) is being filed solely to correct a clerical error that resulted in a missing signature on Exhibit 5.1, opinion of Fenwick & West LLP, included as an exhibit to the Registration Statement on Form S-8 (File No. 333-263464) filed with the Securities and Exchange Commission on March 11, 2022 (the “Original Filing”). An updated Exhibit 5.1 with the updated signature is being filed as an exhibit to this Registration Statement.

Except as described above, this Registration Statement does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

Item 8. Exhibits

The exhibit to be filed or included as part of this Post-Effective Amendment No. 1 is as follows:

5.1*	Opinion of Fenwick & West LLP.
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 18th day of March, 2022.

GRAYBUG VISION, INC.

By:	/s/ Frederic Guerard, Pharm.D.
Frederic Guerard, Pharm.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Frederic Guerard	Chief Executive Officer and Director	March 18, 2022
Frederic Guerard, Pharm.D.	(Principal Executive Officer)

/s/ Robert S. Breuil	Chief Financial Officer	March 18, 2022
Robert S. Breuil	(Principal Financial and Accounting Officer)

Christy Shaffer*	Chairperson, Director	March 18, 2022
Christy Shaffer, Ph.D.

Christina Ackermann*	Director	March 18, 2022
Christina Ackermann

	Director	March 18, 2022
Eric Bjerkholt

Gerald Cagle, Ph.D.*	Director	March 18, 2022
Gerald Cagle, Ph.D.

Julia Eastland*	Director	March 18, 2022
Julie Eastland

By:*/s/ Robert S. Breuil.

Robert S. Breuil, as attorney-in-fact